UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2008

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite 1100 - 609 West Hastings Street, Vancouver, British Columbia, Canada V6B 4W4
(Address of principal executive offices and Zip Code)

800.400.3969
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2008, we, together with Netco Energy Inc., announced that we have jointly entered into a Sales and Purchase Agreement with EnCana Oil and Gas dated September 18, 2008, whereby we and Netco will sell our assets in the Smoky Area of Alberta for a total net price of CDN$1,600,000. We will receive CDN$1,095,000 and Netco will receive CDN$505,000 from the total consideration.

Item 9.01. Financial Statements and Exhibits.

10.1	Sales and Purchase Agreement dated September 18, 2008 with Netco Energy Inc. and EnCana Oil and Gas dated September 18, 2008.

99.1	News Release dated September 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

“John R Hislop”
By:
John R Hislop
President, Chief Executive Officer, Chairman of the Board,
Chief Financial Officer, and Director
Date: September 23, 2008